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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

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         Date of Report (Date of Earliest Event Reported): April 3, 2002

                          Franklin Capital Corporation
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             (Exact Name of Registrant as Specified in its Charter)

                                    Delaware
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                 (State or Other Jurisdiction of Incorporation)

               1-9727                                   13-3419202
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      (Commission File Number)             (I.R.S. Employer Identification No.)

     450 Park Avenue, 10th Floor
          New York, New York                              10022
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(Address of Principal Executive offices)                (Zip Code)

                                 (212) 486-2323
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               (Registrant's Telephone Number, Including Area Code

                                 Not Applicable
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          (Former Name or Former Address, if changed Since Last Report)
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Items 2 and 5.    Acquisition or Disposition of Assets and Other Events.

                  On April 3, 2002, Dial Communications Global Media, Inc. ("Newco"), a newly formed wholly-owned subsidiary of Excelsior Radio Networks, Inc. ("Excelsior"), completed the acquisition of substantially all of the assets of Dial Communications Group, Inc. ("DCGI"), and Dial Communications Group, LLC ("DCGL" and together with DCGI, the "Dial Entities") used in connection with the Dial Entities' business of selling advertising relating to radio programming (the "Dial Acquisition"). Excelsior is a majority-owned subsidiary of Franklin Capital Corporation ("Franklin"). The Dial Acquisition was completed pursuant to the Asset Purchase Agreement (the "Purchase Agreement"), dated as of April 1, 2002, by and among the Dial Entities, Franklin and Excelsior. Immediately prior to the closing of the transactions contemplated by the Purchase Agreement, Excelsior assigned all of its rights and obligations under the Purchase Agreement, as well as certain other assets and liabilities relating to the portion of Excelsior's business dedicated to the sale of advertising relating to radio programming, to Newco.

                  The total purchase price for the Dial Acquisition will be an amount between $8,880,000 and $13,557,500. The initial consideration for the Dial Acquisition consisted of $6,500,000 in cash and a three year promissory note issued by Newco in favor of DCGL in the aggregate principal amount of $460,000. In addition, the Purchase Agreement provides for the minimum payment of $1,920,000 of additional consideration, which is subject to increase to a maximum amount of $6,597,500 based upon the attainment of certain revenue and earnings objectives in 2002 and 2003. The additional consideration will be comprised of both cash and two additional promissory notes issued by Newco in favor of DCGL, each with an initial aggregate principal amount of $460,000 that is subject to increase upon the attainment of such revenue and earnings objectives. Each of the promissory notes issued in consideration of the Dial Acquisition is convertible into shares of Franklin's common stock at a premium of 115% to 120% of the average closing prices of Franklin's common stock during a specified pre and post closing measurement period. Excelsior has paid to Franklin an amount equal to $300,000 in consideration of Franklin's obligations in connection with any Franklin common stock that may be issued pursuant to the terms of the Purchase Agreement or the promissory notes issued in consideration of the Dial Acquisition.

                  Change Technology Partners, Inc. ("Change") and Sunshine II, LLC ("Sunshine"), both existing stockholders of Excelsior, loaned Excelsior an aggregate amount of $7,000,000 to finance the initial consideration of the Dial Acquisition. The obligations under the loans are secured by certain of Excelsior's assets.

                  As previously reported, Change and Franklin have entered into an Agreement and Plan of Merger, dated as of December 4, 2001 (the "Merger Agreement"), pursuant to which, subject to the terms and conditions thereof, Change has agreed to merge with and into Franklin. Change and Franklin amended


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the Merger Agreement on April 3, 2002 to permit for the loan from Change to
Excelsior to help finance the Dial Acquisition.

                  A more complete description of the Dial Acquisition, the payment of initial and additional consideration in connection therewith, the loans to Excelsior from Change and Sunshine and the grant of security interests in certain of Excelsior's assets to Change and Sunshine with respect to the Dial Acquisition can be found in the applicable documents attached to this report as exhibits.

Item 7.           Financial Statements, Pro Forma Financial Information and
                  Exhibits.

                           (a), (b) Financial statements and pro forma financial
information relative to the Dial Acquisition are not included in this report. Such financial statements and pro forma financial information will be filed no later than June 17, 2002.

                           (c) Exhibits:

         Exhibit No.                Exhibit
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         10.1.                      Asset Purchase Agreement, dated as of April
                                    1, 2002, by and among the Dial Entities, Franklin and Excelsior.

         10.2 Convertible Promissory Note, dated April 3, 2002, issued by Newco in favor of DCGL.

         10.3 Convertible Promissory Note, dated April 3, 2002, issued by Newco in favor of DCGL.

         10.4 Convertible Promissory Note, dated April 3, 2002, issued by Newco in favor of DCGL.

         10.5 Promissory Note, dated April 3, 2002, issued by Excelsior in favor of Change (incorporated by reference to Exhibit 10.1 of Change's current report on Form 8-K, filed with the Securities and Exchange Commission on April 4, 2002 (the "Change 8-K").

         10.6 Promissory Note, dated April 3, 2002, issued by Excelsior in favor of Sunshine.

         10.7 Security Agreement, dates as of April 3, 2002, by and among Excelsior, Sunshine and Change (incorporated by reference to Exhibit
                                    10.2 of the Change 8-K).

         10.8 Amendment No. 1 to Agreement and Plan of Merger, dated as of April 3, 2002, by and between Change and Franklin (incorporated by


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                                    reference to Exhibit 10.3 of the Change 8-
                                    K).

         99.1                       Press Release dated April 3, 2002.




















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                                    SIGNATURE

                  Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

                                            FRANKLIN CAPITAL CORPORATION


Date:    April 12, 2002                     By: /s/ Spencer L. Brown
                                               --------------------------------
                                               Senior Vice-President


















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